EXHIBIT 99.3


                               [GRAPHIC OMITTED]

                                                           FOR IMMEDIATE RELEASE
                                                                  MARCH 25, 2003



                HEALTHSOUTH ANNOUNCES SUSPENSION NOTICE FROM NYSE

BIRMINGHAM, Alabama - HEALTHSOUTH Corporation (NYSE:HRC) announced today that the New York Stock Exchange (NYSE) has suspended trading in its common stock, and will apply to the Securities and Exchange Commission to delist the security.

"Since last week, we have known that the NYSE was reviewing the suitability of a continued listing on the Exchange due to concern over the nature of the ongoing investigations and uncertainty surrounding the company's financial situation," stated Joel C. Gordon, Interim Chairman of the Board of Directors of HEALTHSOUTH Corporation. "Knowing of this possibility, we have been evaluating efforts to secure an ongoing market for our stock. We understand that market makers have independently begun to make a market in the company's common stock on the OTC Pink Sheets under the symbol 'HLSH'."

"Operations at the company remain uninterrupted as we continue providing excellent patient care, and work with our independent experts to stabilize the situation and review all capital expenditures, and begin to move the company forward," said Robert P. May, Interim Chief Executive Officer of HEALTHSOUTH Corporation.

HEALTHSOUTH is the nation's largest provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, with nearly 1,700 locations in all 50 states, the United Kingdom, Australia, Puerto Rico, Saudi Arabia and Canada. HEALTHSOUTH can be found on the Web at www.healthsouth.com.

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HEALTHSOUTH, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. HEALTHSOUTH's actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors, including those identified in this press release and in the public filings made by HEALTHSOUTH with the Securities and Exchange Commission, including HEALTHSOUTH's Annual Report on Form 10-K for the year ended December 31, 2001 and its Quarterly Reports on

Form 10-Q, and forward-looking statements contained in this press release or in other public statements of HEALTHSOUTH or its senior management should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

                                      #####

FOR MORE INFORMATION CONTACT:
-----------------------------
MEDIA                                       INVESTORS
-----                                       ---------
ERNIE KNEWITZ                               SUSAN NOONAN OR DAVID WALSEY
EURO RSCG LIFE NRP                          EURO RSCG LIFE NRP
205-410-2777                                205-969-7559